Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Onconova Therapeutics, Inc. 2021 Incentive Compensation Plan, as amended and restated, of our report dated March 21, 2022, with respect to the consolidated financial statements of Onconova Therapeutics, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2021, filed with the Securities and Exchange Commission.

/s/ Ernst & Young
Philadelphia, Pennsylvania
November 15, 2022